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                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form SB-2 of MediaX Corporation for the sale of 2,118,644 shares of its common stock and to the inclusion therein of our report dated March 26, 1999, with respect to the financial statements of MediaX Corporation for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                             /s/ DAVIS & CO., CPAs, P.C.
                                             --------------------------------
                                                 Davis & Co., CPAs, P.C.


Englewood, Colorado
January 29, 2001